UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//
Media Contact: Mandie Nelson, 816.860.5088
Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Corporation Reports 2009 Year-End Results and an 18 Percent Increase in Fourth Quarter Earnings

Selected fourth quarter financial highlights:

·	Earnings per share increased 18.0 percent to $0.59 per share ($0.59 diluted)

·	Average earning assets increased $617.8 million or 6.9 percent

·	Average deposits increased 9.4 percent to $7.8 billion

·	Fee income increased 19.7 percent and comprised 51.8 percent of total revenue

·	Tier 1 capital ratio remains strong at 13.1 percent

Kansas City, Mo. (January 26, 2010) – UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, announced earnings for the three months ended December 31, 2009 of $23.9 million or $0.59 per share ($0.59 diluted). This is an increase of $3.6 million, or 18.0 percent, compared to fourth quarter 2008 earnings of $20.2 million or $0.50 per share ($0.49 diluted). Earnings for the year ended December 31, 2009 were $89.5 million or $2.22 per share ($2.20 diluted). This is a decrease of $8.6 million, or 8.8 percent, compared to the prior year-to-date earnings of $98.1 million or $2.41 per share ($2.38 diluted).

Excluding the securities transfer product transaction and the Visa, Inc. (Visa)-related transactions during 2008, net income for the year ended December 31, 2009 increased $0.4 million, or 0.4 percent, compared to the same period in 2008. A table reconciling GAAP net income for the securities transfer and Visa-related items is included with this release.

“In what proved to be another very challenging year for the industry, UMB remained focused, executed against our proven business model and delivered sound results,” commented Mariner Kemper, Chairman and Chief Executive Officer. “We continue to meet our customers’ credit needs, build scale in our fee businesses — both organically and through acquisitions — and earn industry accolades. Most recently, we were pleased to be ranked the second-best bank in America by Forbes in an end-of-the-year evaluation of the 100 largest banks and thrifts. This recognition is validation that our business model is the right one in these times and in all times.”

Net Interest Income and Margin

Net interest income for the fourth quarter of 2009 was flat compared to the same period in 2008. Average earning assets increased by $617.8 million, or 6.9 percent, compared to the fourth quarter of 2008. This increase was primarily due to a $461.1 million, or 11.2 percent, increase in average securities. Net interest margin decreased 25 basis points to 3.41 percent for the three months ended December 31, 2009 compared to the same quarter in 2008. Provision for loan losses for the fourth quarter increased $6.0 million to $11.5 million.

Noninterest Income and Expense

Noninterest income increased $13.7 million, or 19.7 percent, for the three months ended December 31, 2009 compared to the same period in 2008. Trust and securities processing income increased $8.0 million, or 30.4 percent, for the three months ended December 31, 2009 compared to the same period in 2008. This increase was primarily due to a $5.5 million, or 60.9 percent, increase in fund administration and custody services, a $2.9 million, or 40.5 percent, increase in fee income from the Scout Funds, offset by a $1.2 million, or 35.0 percent, decrease in corporate trust income. Gains from the sale of securities available for sale of $4.5 million were recognized during the fourth quarter of 2009.

Noninterest expense increased $5.1 million, or 4.4 percent, for the three months ended December 31, 2009 compared to the same period in 2008. Salary and benefits expense increased by $2.4 million, or

4.0	percent, mostly due to higher health insurance costs. Processing fees increased $3.1 million, or

41.0	percent, due to increased third party custodian fees related to international transactions from mutual fund clients and fees paid by the advisor to third-party distributors of the Scout Funds.

“In 2009, we continued to focus on strengthening our competitive position in our diverse fee-based businesses with investments in infrastructure, people and acquisitions,” said Peter deSilva, President and Chief Operating Officer. “Of the acquisitions we made this year, J.D. Clark & Company made the most significant contribution to our fee-based income, and we are pleased with the progress we have made on integrating this business thus far. With the acquisition of American National Bank’s corporate trust business in the fourth quarter, our corporate trust business is primed for growth in 2010. As we have stated, we will continue to evaluate acquisition opportunities as they arise.”

Balance Sheet

Average total assets for the three months ended December 31, 2009 were $10.3 billion compared to $9.7 billion for the same period in 2008, an increase of $615.8 million, or 6.3 percent. Average earning assets increased by $617.8 million for the period, or 6.9 percent.

Actual loan balances on December 31, 2009 of $4.3 billion decreased slightly compared to 2008. Real estate loans increased $205.4 million, or 12.9 percent, due to increases in commercial real estate and home equity loans. Consumer loans decreased $128.5 million, or 22.5 percent, due to the continued reduction in indirect auto loans as we exit the market. Average loan balances for the three months ended December 31, 2009 and 2008 were flat at $4.3 billion.

Nonperforming loans increased to $23.3 million at December 31, 2009 from $8.8 million at December 31, 2008. As a percentage of loans, nonperforming loans increased to 0.54 percent as of December 31, 2009 compared to 0.20 percent at December 31, 2008. This increase is predominately due to one syndicated national credit, which was placed on nonaccrual during 2009. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry average for nonperforming loans as of September 30, 2009 was 3.16 percent. The company’s allowance for loan losses totaled $64.1 million, or 1.49 percent of loans as of December 31, 2009 compared to $52.3 million, or 1.19 percent of loans as of December 31, 2008.

For the three months ended December 31, 2009, average securities, including trading securities, totaled $4.6 billion. This is an increase of $458.5 million, or 11.0 percent, from the same period in 2008. Average federal funds sold and resell agreements for the fourth quarter decreased $116.5 million, or 72.4 percent, to $44.4 million from the same period in 2008.

Average total deposits increased $668.7 million, or 9.4 percent, to $7.8 billion for the three months ended December 31, 2009 compared to the same period in 2008. The increase in deposits came primarily from public funds, mutual funds, treasury management accounts, and savings accounts. Average time deposit accounts increased $306.6 million, or 21.9 percent, for the three months ended December 31, 2009 as compared to 2008. Average money market accounts increased by $21.0 million, or 1.5 percent, in 2009 as compared to 2008. Average noninterest-bearing demand deposits increased $406.8 million, or 19.5 percent, compared to 2008. Total deposits as of December 31, 2009 were $8.5 billion, compared to $7.7 billion at December 31, 2008, a 10.5 percent increase.

“Capital and liquidity remain key balance sheet strengths,” said Mike Hagedorn, Chief Financial Officer. “To that end, UMB surpassed $1 billion in capital for the first time in 2009. As we consider operating in the new ‘normal’ of the financial services industry, we believe these same strengths that have served us well for nearly 97 years will continue to do so in the years to come.”

As of December 31, 2009, UMB had total shareholders’ equity of $1.0 billion, an increase of 4.2 percent over December 31, 2008. For the three months ended December 31, 2009, the company repurchased 13,980 shares at an average price of $40.30 per share for a total cost of $0.6 million.

Year-to-Date

Earnings for the year ended December 31, 2009 were $89.5 million or $2.22 per share ($2.20 diluted). This is a decrease of $8.6 million, or 8.8 percent, compared to the prior year-to-date earnings of $98.1 million or $2.41 per share ($2.38 diluted).

Excluding the securities transfer product transaction and the Visa, Inc. (Visa)-related transactions during 2008, net income for the year ended December 31, 2009 increased $0.4 million, or 0.4 percent, compared to the same period in 2008. A table reconciling GAAP net income for the securities transfer and Visa-related items is included with this release.

Net interest income for the year ended December 31, 2009 increased $27.9 million, or 10.2 percent, compared to the same period in 2008 due primarily to higher average earning assets. Net interest margin decreased to 3.43 percent for the year ended December 31, 2009 as compared to 3.60 percent for the same period in 2008. Provision for loan losses for the year ended December 31, 2009 increased $14.3 million to $32.1 million.

Noninterest income decreased $2.6 million, or 0.8 percent, to $310.2 million for the year ended December 31, 2009 as compared to the same period in 2008. Trust and securities processing income decreased $1.7 million, or 1.4 percent, for year-to-date December 31, 2009 as compared to the same period in 2008. Trading and investment banking income was $7.0 million, or 35.4 percent, higher for the year ended December 31, 2009. Service charges on deposits decreased $1.7 million, or 2.0 percent compared to the same period in 2008. Brokerage fees decreased $1.5 million, or 17.2 percent, for the year ended December 31, 2009. Gains on sales of securities available for sale increased $6.4 million compared to 2008. As a direct result of Visa’s Initial Public Offering during the first quarter of 2008, earnings for the year ended December 31, 2008 include a pre-tax gain of $8.9 million from the mandatory redemption of a portion of the company’s Class B shares in Visa. A $1.1 million pre-tax gain was recognized in the third quarter of 2008 as a result of the final contingent payment received on the sale of the securities transfer product.

Noninterest expense increased $30.4 million, or 7.1 percent, for the year ended December 31, 2009 compared to the same period in 2008. Salary expense increased by $12.9 million, or 5.7 percent, mostly due to higher employee base salaries, higher commissions and bonuses and higher cost of benefits. Regulatory fees increased $12.9 million, or 473.2 percent, primarily due to increased deposit insurance assessments from the FDIC and a $4.8 million special assessment paid to the FDIC in the third quarter of 2009. Noninterest expense in 2008 was impacted by a reduction of the covered litigation provision of $4.0 million related to the Visa covered litigation escrow established due to the Visa IPO during the first quarter of 2008.

The company plans to host a conference call to discuss its fourth quarter and year-end results on January 27, 2010 at 8:30 a.m. CST. Interested parties may access the call by dialing U.S. (toll-free) 877-941-2333 or access the following Web link to the live call: http://w.on24.com/r.htm?e=184125&s=1&k=F5D4F769E720E50BEE363ABD8F7FEBEB or visit umb.com.

A replay of the conference call may be heard until February 10, 2010, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference ID 4193889. The call replay may also be accessed via the company's Web site, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this release filed with the Current Report on Form 8-K, any exhibits to the Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, our ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Non-GAAP Financial Measures:

Certain financial measures contained in this press release exclude the decrease of the liability accrual related to Visa’s covered litigation provision as well as the pre-tax gain from the mandatory redemption of a portion of the company’s Class B shares in Visa. They also exclude the gains on sale of UMB’s securities transfer product. Financial measures, which exclude the above-referenced items, have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of UMB believes that investors’ understanding of the company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 135 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company’s proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBFinancial.

NON-GAAP RECONCILIATION SCHEDULE				UMB Financial Corporation
(all dollars in thousands) (unaudited)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months	Three Months
	Ended	Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008

Net interest income after provision	$66,209 $	72,865 $	270,885	$257,201
Noninterest income	83,425	69,685	310,176	312,783
Noninterest expense	119,807	114,706	460,585	430,153
Income tax provision	5,969	7,618	30,992	41,756

Net income after taxes	23,858	20,226	89,484	98,075

Adjustments
Noninterest income
Gain on mandatory redemption of Visa, Inc.
class B common stock	-	-	-	(8,875)
Gain on sale of securities transfer	-	-	-	(1,090)
Noninterest expense
Covered litigation provision	-	-	-	(4,023)

Total adjustments pre-tax	-	-	-	(13,988)
Less: Income taxes	-	-	-	(5,036)

After tax adjustments to GAAP	-	-	-	(8,952)

Adjusted net income

$

23,858 $

20,226 $

89,484 $

89,123

The above table presents the variation in net income on an as reported (GAAP) basis and excluding the gain on the sale of securities transfer, excluding certain gains related to the redemption of class B common shares of Visa, Inc. and the adjustment of the covered litigation provision. The press release includes commentary that compares both GAAP and non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	December 31,
Assets	2009	2008

Loans	$4,314,705	$4,388,148
Allowance for loan losses	(64,139)	(52,297)

Net loans	4,250,566	4,335,851

Loans held for sale	17,523	21,886
Investment securities:
Available for sale	4,885,788	4,815,072
Held to maturity	56,986	49,350
Trading securities	38,214	38,480
Federal Reserve Bank Stock and other	22,732	21,505

Total investment securities	5,003,720	4,924,407

Federal funds and resell agreements	329,765	235,092
Interest-bearing due from banks	1,057,195	575,309
Cash and due from banks	458,093	423,599
Bank premises and equipment, net	217,642	226,790
Accrued income	64,949	64,513
Goodwill	131,356	104,924
Other intangibles	47,462	18,101
Other assets	85,084	46,124

Total assets	$11,663,355	$10,976,596

Liabilities
Deposits:
Noninterest-bearing demand	$2,775,222	$2,383,454
Interest-bearing demand and savings	3,904,268	3,880,165
Time deposits under $100,000	772,040	789,375
Time deposits of $100,000 or more	1,082,958	672,332

Total deposits	8,534,488	7,725,326

Federal funds and repurchase agreements	1,927,607	2,127,353
Short-term debt	29,514	15,807
Long-term debt	25,458	35,925
Accrued expenses and taxes	107,896	81,429
Other liabilities	22,841	15,945

Total liabilities	10,647,804	10,001,785

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	712,774	707,812
Retained earnings	562,748	502,073
Accumulated other comprehensive income	40,454	41,105
Treasury stock	(355,482)	(331,236)

Total shareholders' equity	1,015,551	974,811

Total liabilities and shareholders' equity	$11,663,355	$10,976,596

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
Interest Income	2009	2008	2009	2008

Loans	$ 54,492	$59,168	$215,305	$241,727
Securities:
Taxable interest	26,079	32,145	106,474	110,379
Tax-exempt interest	7,634	6,685	29,376	26,246

Total securities income	33,713	38,830	135,850	136,625
Federal funds and resell agreements	35	388	263	7,799
Interest-bearing due from banks	1,114	425	4,078	441
Trading securities	150	331	721	1,381

Total interest income	89,504	99,142	356,217	387,973

Interest Expense
Deposits	11,263	18,611	49,919	89,744
Federal funds and repurchase agreements	358	1,748	2,001	21,306
Short-term debt	-	38	-	222
Long-term debt	174	380	1,312	1,650

Total interest expense	11,795	20,777	53,232	112,922

Net interest income	77,709	78,365	302,985	275,051
Provision for loan losses	11,500	5,500	32,100	17,850

Net interest income after provision for loan losses	66,209	72,865	270,885	257,201

Noninterest Income
Trust and securities processing	34,380	26,363	120,544	122,255
Trading and investment banking	5,962	4,854	26,587	19,636
Service charges on deposits	20,864	20,884	83,392	85,064
Insurance fees and commissions	1,090	1,132	4,800	4,564
Brokerage fees	1,679	2,230	7,172	8,660
Bankcard fees	11,560	10,463	45,321	43,348
Gains on sale of securities available for sale, net	4,540	94	9,737	3,334
Gain on mandatory redemption of Visa, Inc. class B common	-	-	-	8,875
stock
Gain on sale of securities transfer, net	-	-	-	1,090
Other	3,350	3,665	12,623	15,957

Total noninterest income	83,425	69,685	310,176	312,783

Noninterest Expense
Salaries and employee benefits	63,032	60,607	240,819	227,938
Occupancy, net	9,062	8,520	34,760	32,472
Equipment	11,464	13,112	47,645	53,044
Supplies and services	4,503	6,042	20,237	24,221
Marketing and business development	4,049	6,106	15,446	19,431
Processing fees	10,663	7,565	35,465	32,742
Legal and consulting	3,300	3,183	10,254	8,214
Bankcard	3,752	2,959	14,251	11,537
Amortization of other intangibles	1,852	847	6,169	3,105
Covered litigation provision	-	-	-	(4,023)
Regulatory fees	3,004	819	15,675	2,735
Other	5,126	4,946	19,864	18,737

Total noninterest expense	119,807	114,706	460,585	430,153

Income before income taxes	29,827	27,844	120,476	139,831
Income tax provision	5,969	7,618	30,992	41,756

Net income	$ 23,858	$20,226	$89,484	$98,075

Per Share Data
Net income - basic	$ 0.59	$0.50	$2.22	$2.41
Net income - diluted	0.59	0.49	2.20	2.38
Dividends	0.185	0.180	0.710	0.655
Weighted average shares outstanding	40,091,335	40,664,394	40,324,437	40,739,240

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2008	$55,057	$702,914	$430,824	$12,246	$(310,467)	$890,574
Comprehensive income
Net income	-	-	98,075	-	-	98,075
Change in unrealized gains on
securities	-	-	-	28,859	-	28,859

Total comprehensive income						126,934
Cash dividends ($0.655 per share)	-	-	(26,826)	-	-	(26,826)
Purchase of treasury stock	-	-	-	-	(23,406)	(23,406)
Issuance of equity awards	-	(899)	-	-	1,039	140
Recognition of equity based
compensation	-	4,212	-	-	-	4,212
Net tax benefit related to equity
compensation plans	-	367	-	-	-	367
Sale of treasury stock	-	392	-	-	170	562
Exercise of stock options	-	826	-	-	1,428	2,254

Balance – December 31, 2008	$55,057	$707,812	$502,073	$41,105	$(331,236)	$974,811

Balance - January 1, 2009	$55,057	$707,812	$502,073	$41,105	$(331,236)	$974,811
Comprehensive income
Net income	-	-	89,484	-	-	89,484
Change in unrealized gains on
securities	-	-	-	(651)	-	(651)

Total comprehensive income						88,833
Cash dividends ($0.710 per share)	-	-	(28,809)	-	-	(28,809)
Purchase of treasury stock	-	-	-	-	(26,894)	(26,894)
Issuance of equity awards	-	(1,457)	-	-	1,589	132
Recognition of equity based
compensation	-	5,313	-	-	-	5,313
Net tax benefit related to equity
compensation plans	-	191	-	-	-	191
Sale of treasury stock	-	419	-	-	215	634
Exercise of stock options	-	496	-	-	844	1,340

Balance – December 31, 2009	$55,057	$712,774	$562,748	$40,454	$(355,482)	$1,015,551

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Year Ended December 31,
	2009		2008

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,383,551	4.92%	$4,193,871	5.77%
Securities:
Taxable	3,432,373	3.10	2,614,787	4.22
Tax-exempt	916,302	4.98	764,070	5.20

Total securities	4,348,675	3.50	3,378,857	4.44
Federal funds and resell agreements	54,069	0.49	321,757	2.42
Interest-bearing due from banks	492,915	0.83	68,548	0.68
Trading securities	33,503	2.39	40,622	3.69

Total earning assets	9,312,713	4.00	8,003,655	5.02
Allowance for loan losses	(57,291)		(49,525)
Other assets	855,233		943,756

Total assets	$10,110,655		$8,897,886

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,211,569	0.96%	$4,596,100	1.95%
Federal funds and repurchase agreements	1,351,206	0.15	1,288,901	1.65
Borrowed funds	51,857	2.53	53,735	3.48

Total interest-bearing liabilities	6,614,632	0.80	5,938,736	1.90
Noninterest-bearing demand deposits	2,372,456		1,936,170
Other liabilities	116,976		89,925
Shareholders' equity	1,006,591		933,055

Total liabilities and shareholders' equity	$10,110,655		$8,897,886

Net interest spread		3.20%		3.12%
Net interest margin		3.43		3.60

		Three Months Ended December 31,
	2009		2008

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,333,799	5.00%	$4,344,523	5.42%
Securities:
Taxable	3,577,638	2.89	3,323,272	3.85
Tax-exempt	996,292	4.73	789,597	5.14

Total securities	4,573,930	3.29	4,112,869	4.10
Federal funds and resell agreements	44,417	0.31	160,926	0.96
Interest-bearing due from banks	551,891	0.80	265,372	0.64
Trading securities	34,286	1.91	36,873	4.12

Total earning assets	9,538,323	3.90	8,920,563	4.58
Allowance for loan losses	(62,155)		(52,300)
Other assets	871,345		863,460

Total assets	$10,347,513		$9,731,723

Liabilities and Shareholders' Equity
Interest-bearing deposits	$5,327,009	0.84%	$5,065,085	1.46%
Federal funds and repurchase agreements	1,311,829	0.11	1,468,372	0.47
Borrowed funds	49,945	1.38	75,557	2.20

Total interest-bearing liabilities	6,688,783	0.70	6,609,014	1.25
Noninterest-bearing demand deposits	2,489,266		2,082,508
Other liabilities	142,437		85,948
Shareholders' equity	1,027,027		954,253

Total liabilities and shareholders' equity	$ 10,347,513		$9,731,723

Net interest spread		3.20%		3.33%
Net interest margin		3.41		3.66

FOURTH QUARTER 2009
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Year Ended December 31	2009	2008

Net interest income	$302,985	$275,051
Provision for loan losses	32,100	17,850
Noninterest income	310,176	312,783
Noninterest expense	460,585	430,153
Income before income taxes	120,476	139,831
Net income	89,484	98,075
Net income per share - Basic	2.22	2.41
Net income per share - Diluted	2.20	2.38
Return on average assets	0.89%	1.10%
Return on average equity	8.89%	10.51%

Three Months Ended December 31

Net interest income	$77,709	$78,365
Provision for loan losses	11,500	5,500
Noninterest income	83,425	69,685
Noninterest expense	119,807	114,706
Income before income taxes	29,827	27,844
Net income	23,858	20,226
Net income per share - Basic	0.59	0.50
Net income per share - Diluted	0.59	0.49
Return on average assets	0.91%	0.83%
Return on average equity	9.22%	8.43%

At December 31

Assets	$11,663,355	$10,976,596
Loans, net of unearned interest	4,314,705	4,388,148
Securities	5,003,720	4,924,407
Deposits	8,534,488	7,725,326
Shareholders' equity	1,015,551	974,811
Book value per share	25.11	23.81
Market price per share	39.35	49.14
Equity to assets	8.71%	8.89%
Allowance for loan losses	$64,139	$52,297
As a % of loans	1.49%	1.19%
Nonaccrual and restructured loans	$23,263	$8,816
As a % of loans	0.54%	0.20%
Loans over 90 days past due	$8,319	$6,923
As a % of loans	0.19%	0.16%
Other real estate owned	$5,203	$1,558
Net loan charge-offs quarter-to-date	$6,173	$3,848
As a % of average loans	0.57%	0.35%
Net loan charge-offs year-to-date	$20,257	$11,756
As a % of average loans	0.46%	0.28%

Common shares outstanding	40,439,607	40,947,795

Average Balances
Year Ended December 31

Assets	$10,110,655	$8,897,886
Loans, net of unearned interest	4,383,551	4,193,871
Securities	4,382,178	3,421,213
Deposits	7,584,025	6,532,270
Shareholders' equity	1,006,591	933,055

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		December 31, 2009
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 10,218,465	$3,503,442 $	7,278,064 $	615,581

Colorado

UMB Bank Colorado, n. a.	1,045,012	534,398	851,472	154,541

Kansas

UMB National Bank of America	862,849	215,633	466,208	61,544

Arizona

UMB Bank Arizona, n. a.	85,924	75,866	44,614	10,456

Banking - Related Subsidiaries

UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Insurance, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB South Dakota Trust Company
UMB Fund Services, Inc.
Kansas City Realty Company
Kansas City Financial Corp.
UMB Redevelopment Corporation
UMB Realty Company, LLC
Grand Distribution Services, LLC
UMB Distribution Services, LLC
J. D. Clark & Company, Inc.
UMB Bank & Trust, National Association
Scout Distributors, LLC
Scout Investment Advisors, Inc.